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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         ------------------------

                                    FORM 8-K
                            -----------------------

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): March 8, 2004

                                    MFB CORP.

             (Exact name of registrant as specified in its charter)

                                     INDIANA

                 (State or other jurisdiction of incorporation)

                     0-23374                    35-1907258
           (Commission File Number) (IRS Employer Identification No.)

                             121 South Church Street
                                P.O. Box 528
                            Mishawaka, Indiana 46544
               (Address of principal executive offices)(Zip Code)

       Registrant's telephone number, including area code: (574) 255-3146

Item 7.           Financial Statements and Exhibits.

         (c)      Exhibits

                  99.1     Press Release dated March 8, 2004.




MFB Corp., an Indiana corporation ("Registrant"), issued a press release which was publicly disseminated on March 8, 2004 announcing its addition of a new Director. A copy of the press release is furnished herewith as Exhibit 99.1. Pursuant to General Instruction B.6 of Form 8-K, this exhibit is not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, but is instead furnished as required by that instruction.

                                   SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                        /s/ Thomas J Flournoy
                                    Thomas J. Flournoy, Chief Financial Officer





Dated: March 9, 2004




March 8, 2004                        Contact:  Charles J. Viater, President/CEO
                                                                      MFB Corp.
                                                                   P.O. Box 528
                                                       Mishawaka, IN 46546-0528

                              FOR IMMEDIATE RELEASE

           MFB CORP ANNOUNCES ADDITION OF BEUTTER AS NEW BANK DIRECTOR


Mishawaka, Indiana-MFB Corp (the "Company") (NASDAQ/MFBC) President and Chief Executive Officer, Charles J. Viater, has announced the addition of Robert C. Beutter to the Company Board of Directors. Mr. Beutter is currently in private law practice in Mishawaka, Indiana and served as Mayor of the city for the past twenty years.
         "We are thrilled to be adding someone of Bob's stature to the Board of MFB.", said Charles J. Viater, President and CEO. "In his capacity as Mayor of Mishawaka, he recognized the positive impact a community bank can have on the local economy, business and jobs. We welcome the fresh insights and energy Bob brings to our organization."
         In January, 2004, Mr. Beutter completed his fifth consecutive term as Mayor of Mishawaka, a position he had held since January, 1984. Beutter was born in Mishawaka, Indiana; he graduated from Mishawaka High School in 1953. He received his Bachelor of Science degree in Business Administration from Indiana University in 1957 and graduated from Indiana University School of Law in 1960 with a Doctor of Jurisprudence degree. Following graduation, Beutter served two years in the U.S. Army as a Captain in the Advocate General Corps assigned to military justice at Fort Sill, Oklahoma. After military service he returned to Mishawaka to practice law. Beutter resides in Mishawaka with his wife, Mary Alice; the Beutters have four children.
         "I am proud to be associated with MFB. It truly is, "Michiana's Finest Bank"! MFB has emerged as a preeminent leader in the banking community. The fact that it has served the Michiana community since 1889 speaks volumes." said Beutter. He continued, "I look forward to being a part of the team of directors that has served our community as well as MFB employees and shareholders."
         Beutter has received numerous honors and awards throughout his distinguished career in government and law. Most recently he received the Sagamore of the Wabash Award, from Indiana Governor, Joseph E. Kernan. He has also received such honors as the Boy Scouts of America Leadership/Service Award, the Healthy Community Initiative Vision Award for Government Service, Project Future "Keepers of the Fire" Award and the Urban League-Visionary Award. In addition to his government service, Beutter has been active in various community agencies and boards; he has chaired the following organizations; Workforce Development Services, Michiana Area Council of Governments and the Mishawaka Salvation Army Board.

Founded in 1889 as Mishawaka Building and Loan, MFB Corp., and it's wholly owned subsidiary MFB Financial is a community bank based in Mishawaka Indiana, with eight locations to serve the Michiana community, building relationships in banking, insurance, investments and trust.

Contact:Charles J. Viater, President/CEO
MFB Corp. P.O. Box 528 Mishawaka, IN 46546-0528